UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 11, 2008, Hana Biosciences, Inc. (the “Company”) received a written notice from the Listings Qualification Department of the Nasdaq Stock Market (“Nasdaq”) that for the last 30 consecutive business days the bid price of the Company’s common stock on the Nasdaq Capital Market (or the Nasdaq Global Market for the period preceding June 3, 2008) has closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). In accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until December 8, 2008, to regain compliance.  Nasdaq informed the Company that if, at any time before December 8, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule, although Nasdaq may, in its discretion, require that an issuer maintain a bid price of at least $1.00 for a period in excess of 10 business days (but generally no more than 20 business days) before determining that the issuer has demonstrated the ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Rule by December 8, 2008, Nasdaq will determine whether the Company meets the Nasdaq Capital Market initial listing criteria set forth in Nasdaq Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, Nasdaq will notify the Company that it has been granted an additional 180 day calendar day period in order to regain compliance with the Rule. If the Company is not eligible for the additional compliance period, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist the Company’s common stock to a Nasdaq Listing Qualifications Panel.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and December 8, 2008.  The Company will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Nasdaq minimum closing bid price requirement. To maintain its listing on the Nasdaq Capital Market, the Company is also required, among other things, to maintain stockholders’ equity of at least $5 million and an aggregate market value of its common stock of at least $15 million. While the Company currently satisfies these requirements, it may not continue to do so in the future. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

There can be no assurance that the Company will be able to maintain the listing of its common stock on the Nasdaq Capital Market.  Delisting from Nasdaq Capital Market may make trading the Company’s common stock more difficult for investors, which may potentially lead to further declines in the share price of its common stock.  It may also make it more difficult for the Company to raise additional capital through the sale of its common stock on favorable terms, or at all.

The Company’s press release dated June 13, 2008 with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

99.1	Press Release issued June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008

Hana Biosciences, Inc.

	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Hana Biosciences, Inc.
Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release issued June 13, 2008.